EXHIBIT 99.1


          Equity Residential Reports Second Quarter Results

    CHICAGO--(BUSINESS WIRE)--July 31, 2007--Equity Residential
(NYSE:EQR) today reported results for the quarter and six months ended June 30, 2007. All per share results are reported on a fully diluted basis.

    "The first half of 2007 produced good operating results with same-store revenue growth of 4.8 percent and net operating income
(NOI) growth of 5.4 percent," said David J. Neithercut, Equity Residential's President and CEO. "And we will put more money in the bank in the second half of the year than the first half of the year. But our revenue growth will slow in the second half of the year because we will not see the same pick up that we saw in the second half of 2006, caused primarily by markets negatively impacted by excessive condominium construction and/or reversion and high single family home inventories, specifically Florida, Phoenix, the Inland Empire and Washington, D.C. As a result, we have lowered our guidance for same-store performance, which should produce $0.05 per share less in Funds from Operations (FFO) than expected for the full year. However, we are leaving our full year FFO guidance range of $2.25 to $2.35 per share unchanged because lower than expected G&A costs and a land sale, which combined, will offset the same-store shortfall."

    Second Quarter 2007

    For the quarter ended June 30, 2007, the company reported earnings of $0.95 per share compared to $0.51 per share in the second quarter of 2006. The increase is primarily attributable to higher gains on property sales in the second quarter of 2007.

    FFO for the quarter ended June 30, 2007 were $0.60 per share compared to $0.61 per share in the same period of 2006. The decrease is primarily attributable to lower gains on sales of condominium units and higher debt extinguishment costs in the second quarter of 2007 than in the second quarter of 2006, partially offset by higher gains on the sale of a land parcel in the second quarter of 2007.

    The company's FFO of $0.60 per share exceeded its second quarter guidance range of $0.54 to $0.58 per share primarily for the following reasons:

    -- A $4.5 million gain on the sale of a land parcel in New York City that had not been included in guidance;

    -- Approximately $3.0 million higher gains than expected from the company's condominium division; and

    -- Approximately $1.5 million lower than projected debt prepayment penalties and write-offs of unamortized financing costs.

    These and other items describing the difference between actual FFO per share for the quarter and the midpoint of the company's original guidance range are listed on page 26 of this release.

    Six Months Ended June 30, 2007

    For the six months ended June 30, 2007, the company reported earnings of $1.35 per share compared to $1.76 per share in the same period of 2006.

    FFO for the six months ended June 30, 2007 were $1.15 per share compared to $1.17 per share in the same period of 2006.

    Same-Store Results

    On a same-store second quarter to second quarter comparison, revenues increased 4.3 percent, expenses increased 2.6 percent and NOI increased 5.4 percent. The increase in same-store revenues was driven primarily by increases in average rental rates and a slight increase in occupancy.

    On a same-store six-month to six-month comparison, revenues increased 4.8 percent, expenses increased 3.8 percent and NOI increased 5.4 percent.

    Acquisitions/Dispositions

    "Through the first half of the year we continued to see very stable pricing for property transactions with little or no movement in cap rates on both assets we were acquiring or selling. As a result, we were able to continue to exit non-core markets and increase our investments in our core markets at a 100 basis point cap rate spread. However, we are revising our acquisition and disposition targets for the full year to $1.75 billion each due to an expectation that the recent pull back in the debt markets will cause a reduction in transaction activity," said Mr. Neithercut.

    During the second quarter of 2007, the company acquired 15 properties, consisting of 2,310 apartment units, for an aggregate purchase price of $551.6 million at an average capitalization (cap) rate of 4.1 percent. Included in the acquisitions for the quarter were three rent stabilized properties on the Upper West Side of Manhattan. This $180.0 million portfolio was acquired at a cap rate of 2.7 percent and is projected to produce a year two yield in excess of 4.0 percent. Excluding these properties, the average cap rate would have been 4.8 percent for the quarter ended June 30, 2007. The company also acquired two land parcels for $23.0 million during the quarter.

    Also during the quarter, the company sold 25 properties, consisting of 6,307 apartment units, for an aggregate sale price of $536.7 million at an average cap rate of 5.7 percent generating an unlevered internal rate of return (IRR) of 11.8 percent. In addition, the company sold 226 condominium units for $65.8 million and one land parcel for $40.7 million.

    In the first six months of 2007, the company acquired 28 properties, consisting of 6,209 apartment units, for an aggregate purchase price of $1.2 billion at an average cap rate of 4.8 percent. Excluding the acquisition of three rent stabilized properties on the Upper West Side of Manhattan, the average cap rate would have been 5.2 percent for the six months ended June 30, 2007. The company also acquired five land parcels for $65.5 million during the first six months of 2007.

    During the six months ended June 30, 2007, the company sold 37 properties, consisting of 10,018 apartment units, for an aggregate sale price of $790.6 million at an average cap rate of 5.8 percent generating an unlevered IRR of 11.2 percent. In addition, the company sold 383 condominium units for $103.1 million and one land parcel for $40.7 million.

    Share Repurchase

    During the second quarter of 2007, the company repurchased and retired 14,319,952 of its common shares at an average price of $46.38 per share for an aggregate purchase of approximately $664.2 million.

    Through the first six months of 2007, the company repurchased and retired 18,460,206 of its common shares at an average price of $46.91 per share for an aggregate purchase of approximately $866.0 million.

    Since the end of the second quarter, the company has repurchased and retired 1,137,900 of its common shares at an average price of $45.35 per share for an aggregate purchase of approximately $51.6 million. The company currently has $284.2 million remaining under its share repurchase program.

    Preferred Share Redemption

    On July 16, 2007, the company redeemed its 8.60 percent Series D Preferred Shares at its cash liquidation value of $175.0 million plus accrued and unpaid dividends. As a result of this redemption, the company will record an expense of approximately $6.1 million, or approximately $0.02 per share, in the third quarter of 2007 for the write-off of the original issuance costs.

    Debt Offerings

    On June 4, 2007, the company issued $650.0 million of unsecured notes maturing June 15, 2017 and $350.0 million of unsecured notes maturing October 1, 2012. The all-in effective interest rates are 5.89 percent and 5.74 percent, respectively. Proceeds from the issuances were used to pay down the company's unsecured revolving credit facility.

    On July 19, 2007, the company issued $300.0 million of mortgage notes maturing February 1, 2019. The all-in effective interest rate is
6.0 percent. Proceeds from the issuance were used to pay down the company's unsecured revolving credit facility.

    Third Quarter 2007 Guidance

    The company's actual FFO of $0.60 per share for the second quarter of 2007 is higher than the guidance range of $0.54 to $0.58 per share projected for the third quarter of 2007 primarily as a result of the following items:

    -- Lower expected property NOI, which will be partially offset by lower debt extinguishment costs and higher interest and other income;

    -- Lower anticipated gains on sales of condos in the third quarter;

    -- The $6.1 million expense that the company will record in the third quarter of 2007 for the write-off of the original issuance costs related to the redemption of the Series D
        Preferred Shares; and

    -- The $4.5 million gain on the sale of the land parcel in New York City during the second quarter of 2007.

    Equity Residential expects to announce third quarter 2007 results on Tuesday, October 30, 2007 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, October 31, 2007.

    Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 608 properties located in 24 states and the District of Columbia, consisting of 162,532 apartment units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

    Forward-Looking Statements

    In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential's management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

    A live web cast of the company's conference call discussing these results and outlook for 2007 will take place tomorrow, Wednesday, August 1, at 10:00 a.m. Central. Please visit the Investor Information section of the company's web site at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.

                          EQUITY RESIDENTIAL
                CONSOLIDATED STATEMENTS OF OPERATIONS
             (Amounts in thousands except per share data)
                             (Unaudited)

                             Six Months Ended        Quarter Ended
                                 June 30,              June 30,
                          ---------------------- ---------------------
                             2007        2006       2007       2006
                          ----------- ---------- ---------- ----------
REVENUES
  Rental income           $1,037,668   $910,242   $529,310   $465,213
  Fee and asset management     4,703      4,807      2,436      2,320
                          ----------- ---------- ---------- ----------

    Total revenues         1,042,371    915,049    531,746    467,533
                          ----------- ---------- ---------- ----------

EXPENSES
  Property and maintenance   273,801    238,594    136,682    120,823
  Real estate taxes and
   insurance                 112,017     88,963     55,302     45,132
  Property management         47,254     46,661     22,412     23,077
  Fee and asset management     4,504      4,326      2,163      2,158
  Depreciation               304,052    257,683    155,032    132,771
  General and
   administrative             21,515     22,378     11,549      9,338
  Impairment                     394        805        158        239
                          ----------- ---------- ---------- ----------

    Total expenses           763,537    659,410    383,298    333,538
                          ----------- ---------- ---------- ----------

Operating income             278,834    255,639    148,448    133,995

  Interest and other
   income                      6,228      4,246      3,784      1,894
  Interest:
    Expense incurred, net   (233,075)  (203,862)  (122,019)  (103,120)
    Amortization of
     deferred financing
     costs                    (6,162)    (4,383)    (3,615)    (1,752)
                          ----------- ---------- ---------- ----------

Income before allocation
 to Minority Interests,
 loss from investments in
 unconsolidated entities,
 net gain on sales of
 unconsolidated entities
 and land parcels and
 discontinued operations      45,825     51,640     26,598     31,017
Allocation to Minority
 Interests:
  Operating Partnership,
   net                        (2,097)    (1,828)    (1,449)    (1,317)
  Preference Interests and
   Units                        (434)    (1,556)      (211)      (457)
  Partially Owned
   Properties                   (779)    (2,068)      (187)      (547)
  Premium on redemption of
   Preference Interests            -       (683)         -         (9)
Loss from investments in
 unconsolidated entities        (363)      (375)      (134)      (145)
Net gain on sales of
 unconsolidated entities           -        352          -         23
Net gain on sales of land
 parcels                       4,516        246      4,516        246
                          ----------- ---------- ---------- ----------
Income from continuing
 operations, net of
 minority interests           46,668     45,728     29,133     28,811
Discontinued operations,
 net of minority interests   361,970    492,244    253,268    131,346
                          ----------- ---------- ---------- ----------
Net income                   408,638    537,972    282,401    160,157
Preferred distributions      (14,840)   (20,168)    (7,416)   (10,073)
                          ----------- ---------- ---------- ----------
Net income available to
 Common Shares              $393,798   $517,804   $274,985   $150,084
                          =========== ========== ========== ==========

Earnings per share -
 basic:
Income from continuing
 operations available to
 Common Shares                 $0.11      $0.09      $0.08      $0.07
                          =========== ========== ========== ==========
Net income available to
 Common Shares                 $1.37      $1.79      $0.97      $0.52
                          =========== ========== ========== ==========
Weighted average Common
 Shares outstanding          288,316    289,172    284,424    289,460
                          =========== ========== ========== ==========

Earnings per share -
 diluted:
Income from continuing
 operations available to
 Common Shares                 $0.11      $0.09      $0.08      $0.06
                          =========== ========== ========== ==========
Net income available to
 Common Shares                 $1.35      $1.76      $0.95      $0.51
                          =========== ========== ========== ==========
Weighted average Common
 Shares outstanding          311,963    314,420    307,631    314,698
                          =========== ========== ========== ==========

Distributions declared per
 Common Share outstanding    $0.9250    $0.8850    $0.4625    $0.4425
                          =========== ========== ========== ==========


                          EQUITY RESIDENTIAL
           CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
             (Amounts in thousands except per share data)
                             (Unaudited)


                             Six Months Ended        Quarter Ended
                                 June 30,              June 30,
                           --------------------- ---------------------
                              2007       2006       2007       2006
                           ---------- ---------- ---------- ----------

Net income                  $408,638   $537,972   $282,401   $160,157
Allocation to Minority
 Interests - Operating
 Partnership, net              2,097      1,828      1,449      1,317
Adjustments:
  Depreciation               304,052    257,683    155,032    132,771
  Depreciation - Non-real
   estate additions           (4,173)    (3,682)    (2,138)    (1,886)
  Depreciation - Partially
   Owned and
   Unconsolidated
   Properties                  2,081      2,563      1,138      1,013
  Net gain on sales of
   unconsolidated entities         -       (352)         -        (23)
  Discontinued operations:
    Depreciation               7,689     39,670      2,035     17,859
    Gain on sales of
     discontinued
     operations, net of
     minority interests     (361,356)  (469,246)  (256,568)  (121,281)
    Net incremental gain
     on sales of
     condominium units        13,594     18,553      8,902     11,426
    Provision for income
     taxes - Non-condo
     sales                      (187)         -          -          -
    Minority Interests -
     Operating Partnership        41      1,620       (218)       707
                           ---------- ---------- ---------- ----------

FFO (1)(2)                   372,476    386,609    192,033    202,060
Preferred distributions      (14,840)   (20,168)    (7,416)   (10,073)
                           ---------- ---------- ---------- ----------

FFO available to Common
 Shares and OP Units -
 basic (1) (2)              $357,636   $366,441   $184,617   $191,987
                           ========== ========== ========== ==========

FFO available to Common
 Shares and OP Units -
 diluted (1) (2)            $358,035   $366,917   $184,811   $192,217
                           ========== ========== ========== ==========

FFO per share and OP Unit
 - basic                       $1.16      $1.18      $0.61      $0.62
                           ========== ========== ========== ==========

FFO per share and OP Unit
 - diluted                     $1.15      $1.17      $0.60      $0.61
                           ========== ========== ========== ==========

Weighted average Common
 Shares and OP Units
 outstanding - basic         307,582    309,678    303,511    310,017
                           ========== ========== ========== ==========

Weighted average Common
 Shares and OP Units
 outstanding - diluted       312,478    315,034    308,131    315,289
                           ========== ========== ========== ==========



(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and OP Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Minority Interests - Operating Partnership". Subject to certain restrictions, the Minority Interests
 - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2) The Company believes that FFO and FFO available to Common Shares and OP Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and OP Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO and FFO available to Common Shares and OP Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO and FFO available to Common Shares and OP Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO and FFO available to Common Shares and OP Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.


                          EQUITY RESIDENTIAL
                     CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands except for share amounts)
                             (Unaudited)

                                               June 30,   December 31,
                                                 2007         2006
                                             ------------ ------------
ASSETS
Investment in real estate
  Land                                        $3,582,455   $3,217,672
  Depreciable property                        13,855,981   13,376,359
  Projects under development                     392,616      399,131
  Land held for development                      313,360      242,013
                                             ------------ ------------
Investment in real estate                     18,144,412   17,235,175
  Accumulated depreciation                    (3,125,555)  (3,022,480)
                                             ------------ ------------
Investment in real estate, net                15,018,857   14,212,695

Cash and cash equivalents                         66,266      260,277
Investments in unconsolidated entities             4,225        4,448
Deposits - restricted                            350,934      391,825
Escrow deposits - mortgage                        21,214       25,528
Deferred financing costs, net                     54,889       43,384
Other assets                                     152,279      124,062
                                             ------------ ------------
    Total assets                             $15,668,664  $15,062,219
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable                      $3,188,395   $3,178,223
  Notes, net                                   5,363,139    4,419,433
  Lines of credit                                780,000      460,000
  Accounts payable and accrued expenses          111,140       96,699
  Accrued interest payable                        95,183       91,172
  Other liabilities                              332,927      311,557
  Security deposits                               62,812       58,072
  Distributions payable                          145,112      151,382
                                             ------------ ------------
    Total liabilities                         10,078,708    8,766,538
                                             ------------ ------------

Commitments and contingencies
Minority Interests:
   Operating Partnership                         333,056      372,961
   Preference Interests and Units                    184       11,684
   Partially Owned Properties                     23,392       26,814
                                             ------------ ------------
    Total Minority Interests                     356,632      411,459
                                             ------------ ------------

Shareholders' equity:
  Preferred Shares of beneficial interest,
   $0.01 par value; 100,000,000 shares
   authorized; 2,727,250 shares issued and
   outstanding as of June 30, 2007 and
   2,762,950 shares issued and outstanding
   as of December 31, 2006                       385,681      386,574
  Common Shares of beneficial interest,
   $0.01 par value; 1,000,000,000 shares
   authorized; 277,134,550 shares issued and
   outstanding as of June 30, 2007 and
   293,551,633 shares issued and outstanding
   as of December 31, 2006                         2,771        2,936
  Paid in capital                              4,563,630    5,349,194
  Retained earnings                              288,109      159,528
  Accumulated other comprehensive loss            (6,867)     (14,010)
                                             ------------ ------------
    Total shareholders' equity                 5,233,324    5,884,222
                                             ------------ ------------
    Total liabilities and shareholders'
     equity                                  $15,668,664  $15,062,219
                                             ============ ============


                          EQUITY RESIDENTIAL



                          Portfolio Summary
                         As of June 30, 2007

                                                 % of 2007   Average
                                      % of Total Stabilized   Rental
      Markets     Properties  Units    Units         NOI     Rate (1)
   -------------- ---------- -------- ---------- ---------- ----------

   New York Metro
 1  Area                  21    5,922       3.6%       9.0%     $2,473
 2 South Florida          37   12,193       7.5%       8.7%      1,305
 3 Los Angeles            38    7,973       4.9%       7.4%      1,719
   DC Northern
 4  Virginia              25    8,473       5.2%       7.4%      1,567
 5 Seattle/Tacoma         49   11,285       6.9%       6.9%      1,214
 6 Boston                 37    6,826       4.2%       6.3%      1,501
 7 Phoenix                40   11,640       7.2%       5.7%        949
   San Francisco
 8  Bay Area              34    6,920       4.3%       5.4%      1,622
 9 Orlando                25    7,825       4.8%       4.8%      1,042
10 Denver                 28    9,327       5.7%       4.6%        929
11 Atlanta                33    9,862       6.1%       4.3%        914
12 San Diego              14    4,491       2.8%       4.0%      1,575
   Inland Empire
13  CA                    15    4,655       2.9%       3.4%      1,391
   Dallas/Ft
14  Worth                 31    8,731       5.4%       3.1%        846
15 Orange County           9    3,175       1.9%       3.0%      1,535
   Suburban
16  Maryland              21    5,145       3.2%       2.9%      1,082
   New England
17  (excl Boston)         38    5,597       3.4%       2.9%      1,077
18 Portland OR            11    3,713       2.3%       1.7%        905
19 Jacksonville           11    3,471       2.1%       1.6%        910
20 Raleigh/Durham         16    4,032       2.5%       1.5%        752
                  ---------- -------- ---------- ---------- ----------

   Top 20 Total          533  141,256      86.9%      94.6%      1,248

21 Tampa/Ft Myers         10    3,141       1.9%       1.3%        926
22 Austin                 12    3,671       2.3%       1.3%        822
23 Charlotte              11    3,391       2.1%       0.9%        683
24 Nashville               7    1,989       1.2%       0.7%        869
   Central Valley
25  CA                    10    1,595       1.0%       0.5%      1,060
26 Other                  14    3,088       1.9%       0.7%        930
                  ---------- -------- ---------- ---------- ----------

   Total                 597  158,131      97.3%     100.0%      1,206

   Condominium
    Conversion            10      780       0.5%         -           -
   Military
    Housing                1    3,621       2.2%         -           -
                  ---------- -------- ---------- ---------- ----------

   Grand Total           608  162,532     100.0%     100.0%     $1,206
                  ========== ======== ========== ========== ==========

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the month of June 2007.


                          EQUITY RESIDENTIAL

                    Portfolio as of June 30, 2007

                                 Properties    Units
                                 ---------- -----------

    Wholly Owned
     Properties                        535     142,620
    Partially Owned
     Properties:
       Consolidated                     27       5,445
       Unconsolidated                   45      10,846
       Military Housing
       (Fee Managed)                     1       3,621
                                 ---------- -----------
                                       608     162,532



                    Portfolio Rollforward Q2 2007

                      Properties   Units    $ Thousands  Cap Rate
                      ---------- ---------- ----------- ----------

        3/31/2007           618    166,324

Acquisitions:
  Rental Properties          15      2,310    $551,629        4.1% (1)
  Land Parcels (two)          -          -     $23,000
Dispositions:
  Rental Properties         (25)    (6,307)  $(536,699)       5.7%
  Condominium Units          (2)      (226)   $(65,778)
  Land Parcel (one)           -          -    $(40,662)
Completed
 Developments                 2        366
Configuration Changes         -         65
                      ---------- ----------

        6/30/2007           608    162,532



                      Portfolio Rollforward 2007

                      Properties   Units    $ Thousands  Cap Rate
                      ---------- ---------- ----------- ----------

       12/31/2006           617    165,716
Acquisitions:
  Rental Properties          28      6,209  $1,225,785        4.8% (1)
  Land Parcels (five)         -          -     $65,450
Dispositions:
  Rental Properties         (37)   (10,018)  $(790,629)       5.8%
  Condominium Units          (4)      (383)  $(103,058)
  Land Parcel (one)           -          -    $(40,662)
Completed
 Developments                 4        938
Configuration Changes         -         70
                      ---------- ----------

        6/30/2007           608    162,532



(1) Excluding the acquisition of three rent stabilized properties on the Upper West Side of Manhattan, the cap rates would have been 4.8% and 5.2% for the quarter and six months ended June 30, 2007, respectively. The cap rate on this $180.0 million portfolio acquisition was 2.7%.

                          EQUITY RESIDENTIAL

             Second Quarter 2007 vs. Second Quarter 2006
          Quarter over Quarter Same-Store Results/Statistics

           $ in Thousands (except for Average Rental Rate)
                      - 130,175 Same-Store Units

                        Results                     Statistics
             ------------------------------ --------------------------
                                            Average
                                             Rental
                                             Rate
Description  Revenues   Expenses   NOI (1)    (2)   Occupancy Turnover
------------ --------- ---------- --------- ------- --------- --------
  Q2 2007    $447,480  $166,226   $281,254  $1,210      94.8%  (16.5%)
  Q2 2006    $428,832  $162,078   $266,754  $1,162      94.7%  (16.6%)
             --------- ---------- --------- ------- --------- --------
   Change     $18,648    $4,148    $14,500     $48       0.1%    0.1%
             ========= ========== ========= ======= ========= ========
   Change         4.3%      2.6%       5.4%    4.1%



              Second Quarter 2007 vs. First Quarter 2007
    Sequential Quarter over Quarter Same-Store Results/Statistics

           $ in Thousands (except for Average Rental Rate)
                      - 136,234 Same-Store Units

                        Results                     Statistics
             ------------------------------ --------------------------
                                            Average
                                             Rental
                                             Rate
Description  Revenues   Expenses   NOI (1)    (2)   Occupancy Turnover
------------ --------- ---------- --------- ------- --------- --------
  Q2 2007    $471,000  $174,972   $296,028  $1,218      94.8%  (16.5%)
  Q1 2007    $466,144  $180,496   $285,648  $1,206      94.7%  (13.6%)
             --------- ---------- --------- ------- --------- --------
   Change      $4,856   $(5,524)   $10,380     $12       0.1%   (2.9%)
             ========= ========== ========= ======= ========= ========
   Change         1.0%     (3.1%)      3.6%    1.0%




                   June YTD 2007 vs. June YTD 2006
              YTD over YTD Same-Store Results/Statistics

           $ in Thousands (except for Average Rental Rate)
                      - 127,396 Same-Store Units

                        Results                     Statistics
             ------------------------------ --------------------------
                                            Average
                                             Rental
                                             Rate
Description  Revenues   Expenses   NOI (1)    (2)   Occupancy Turnover
------------ --------- ---------- --------- ------- --------- --------
  YTD 2007   $869,998  $329,496   $540,502  $1,202      94.8%  (30.0%)
  YTD 2006   $830,284  $317,287   $512,997  $1,149      94.7%  (30.6%)
             --------- ---------- --------- ------- --------- --------
   Change     $39,714   $12,209    $27,505     $53       0.1%    0.6%
             ========= ========== ========= ======= ========= ========
   Change         4.8%      3.8%       5.4%    4.6%




(1) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.


                          EQUITY RESIDENTIAL

                    Same-Store NOI Reconciliation
             Second Quarter 2007 vs. Second Quarter 2006

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Second
Quarter 2007 Same-Store Properties:

                                              Quarter Ended June 30,
                                             -------------------------
                                                 2007         2006
                                             ------------ ------------
                                              (Amounts in thousands)

Operating income                                $148,448     $133,995
Adjustments:
  Non-same-store operating results               (33,660)      (9,427)
  Fee and asset management revenue                (2,436)      (2,320)
  Fee and asset management expense                 2,163        2,158
  Depreciation                                   155,032      132,771
  General and administrative                      11,549        9,338
  Impairment                                         158          239
                                             ------------ ------------

Same-store NOI                                  $281,254     $266,754
                                             ============ ============



                    Same-Store NOI Reconciliation
                   June YTD 2007 vs. June YTD 2006

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Six-Month 2007 Same-Store Properties:

                                             Six Months Ended June 30,
                                             -------------------------
                                                 2007         2006
                                             ------------ ------------
                                              (Amounts in thousands)

Operating income                                $278,834     $255,639
Adjustments:
  Non-same-store operating results               (64,094)     (23,027)
  Fee and asset management revenue                (4,703)      (4,807)
  Fee and asset management expense                 4,504        4,326
  Depreciation                                   304,052      257,683
  General and administrative                      21,515       22,378
  Impairment                                         394          805
                                             ------------ ------------

Same-store NOI                                  $540,502     $512,997
                                             ============ ============


                          EQUITY RESIDENTIAL

             Second Quarter 2007 vs. Second Quarter 2006
                     Same-Store Results by Market



    ------------------------------------------------------------------
                                    2Q 2007     2Q 2007     2Q 2007
                                      % of      Average     Weighted
                                     Actual      Rental     Average
       Markets         Units          NOI       Rate (1)  Occupancy %
    ------------------------------------------------------------------
    New York Metro
1    Area                    5,288        9.6%      $2,585       96.5%
2   Los Angeles              6,469        7.7%       1,680       95.4%
3   Seattle/Tacoma           8,708        6.9%       1,232       94.8%
4   South Florida            8,210        6.5%       1,306       93.5%
    DC Northern
5    Virginia                6,662        6.3%       1,428       95.0%
    San Francisco
6    Bay Area                5,990        6.3%       1,523       96.0%
7   Boston                   5,596        6.1%       1,727       95.0%
8   Phoenix                  9,023        5.5%         934       93.8%
9   Atlanta                  8,496        4.7%         928       95.1%
10  Denver                   7,891        4.5%         859       95.5%
11  San Diego                3,822        4.2%       1,589       94.8%
12  Orlando                  6,473        4.2%       1,033       93.4%
    Dallas/Ft
13   Worth                   7,301        3.6%         881       95.0%
14  Orange County            3,013        3.3%       1,541       95.5%
    New England
15   (excl Boston)           5,597        3.3%       1,077       94.7%
    Suburban
16   Maryland                4,041        2.7%       1,077       93.6%
    Inland Empire
17   CA                      3,712        2.3%       1,331       93.9%
18  Portland OR              3,409        1.9%         913       96.1%
19  Jacksonville             3,231        1.8%         913       94.5%
20  Raleigh/Durham           3,640        1.7%         762       95.2%
                  ----------------------------------------------------
    Top 20 Markets         116,572       93.1%       1,249       94.8%

        All Other
           Markets          13,603        6.9%         880       94.8%
                  ----------------------------------------------------
             Total         130,175      100.0%      $1,210       94.8%
                  ====================================================


                          --------------------------------------------
                             Increase (Decrease) from Prior Quarter
    ------------------------------------------------------------------

                                                    Average
                                                     Rental
       Markets     Units  Revenues Expenses  NOI    Rate (1) Occupancy
    ------------------------------------------------------------------
    New York Metro
1    Area            5,288    6.7%    0.7%    9.8%       7.0%   (0.4%)
2   Los Angeles      6,469    5.9%    0.5%    8.6%       4.3%    1.4%
3   Seattle/Tacoma   8,708    5.8%    3.9%    6.9%       7.0%   (1.2%)
4   South Florida    8,210    1.9%    4.0%    0.6%       1.6%    0.1%
    DC Northern
5    Virginia        6,662    2.1%    6.4%    0.0%       3.0%   (0.8%)
    San Francisco
6    Bay Area        5,990    6.1%    3.3%    7.6%       6.4%   (0.3%)
7   Boston           5,596    2.7%    2.5%    2.8%       1.9%    0.8%
8   Phoenix          9,023    5.7%    0.2%    9.0%       6.2%   (0.5%)
9   Atlanta          8,496    4.0%    5.8%    2.7%       4.1%    0.0%
10  Denver           7,891    5.1%    0.2%    7.9%       4.0%    1.0%
11  San Diego        3,822    4.4%   (0.7%)   7.0%       2.8%    1.4%
12  Orlando          6,473    0.5%    5.1%   (2.1%)      1.5%   (1.0%)
    Dallas/Ft
13   Worth           7,301    3.3%   (1.0%)   7.1%       2.9%    0.3%
14  Orange County    3,013    4.6%    2.9%    5.4%       3.2%    1.2%
    New England
15   (excl Boston)   5,597    4.9%    3.9%    5.7%       3.8%    1.0%
    Suburban
16   Maryland        4,041    1.8%    3.8%    0.6%       1.5%    0.2%
    Inland Empire
17   CA              3,712    4.0%    3.3%    4.3%       2.6%    1.2%
18  Portland OR      3,409    8.1%    1.0%   13.3%       7.2%    0.8%
19  Jacksonville     3,231    2.6%    2.1%    2.9%       3.0%   (0.5%)
20  Raleigh/Durham   3,640    4.5%    3.5%    5.2%       4.5%   (0.1%)
                  ----------------------------------------------------
    Top 20 Markets 116,572    4.3%    2.6%    5.3%       4.1%    0.1%

        All Other
           Markets  13,603    4.9%    2.0%    7.1%       4.7%    0.1%
                  ----------------------------------------------------
             Total 130,175    4.3%    2.6%    5.4%       4.1%    0.1%
                  ====================================================


(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.


                          EQUITY RESIDENTIAL

              Second Quarter 2007 vs. First Quarter 2007
               Sequential Same-Store Results by Market



    ------------------------------------------------------------------
                                   2Q 2007      2Q 2007     2Q 2007
                                    % of        Average     Weighted
                                   Actual       Rental      Average
        Markets        Units         NOI       Rate (1)   Occupancy %
    ------------------------------------------------------------------
    New York Metro
1    Area                  5,443         9.2%       $2,575       96.3%
2   Los Angeles            7,063         7.9%        1,688       95.3%
3   South Florida          9,347         7.0%        1,305       93.2%
4   Seattle/Tacoma         9,060         6.8%        1,229       94.8%
    DC Northern
5    Virginia              7,286         6.7%        1,448       95.1%
6   Boston                 6,124         6.3%        1,733       95.1%
    San Francisco
7    Bay Area              6,242         6.1%        1,508       95.9%
8   Phoenix                9,343         5.4%          937       93.7%
9   Denver                 8,587         4.8%          877       95.4%
10  Orlando                7,231         4.5%        1,040       93.7%
11  Atlanta                8,496         4.4%          928       95.1%
12  San Diego              3,822         4.0%        1,589       94.8%
13  Dallas/Ft Worth        7,301         3.4%          881       95.0%
14  Orange County          3,013         3.1%        1,541       95.5%
    New England
15   (excl Boston)         5,597         3.1%        1,077       94.7%
    Inland Empire
16   CA                    4,355         2.9%        1,343       93.8%
    Suburban
17   Maryland              4,041         2.6%        1,077       93.6%
18  Portland OR            3,409         1.9%          913       96.1%
19  Jacksonville           3,231         1.8%          913       94.5%
20  Raleigh/Durham         3,640         1.6%          762       95.2%
                   ---------------------------------------------------
     Top 20 Markets      122,631        93.5%        1,255       94.8%

         All Other
            Markets       13,603         6.5%          880       94.8%
                   ---------------------------------------------------
              Total      136,234       100.0%       $1,218       94.8%
                   ===================================================


                         ---------------------------------------------
                            Increase (Decrease) from Prior Quarter
    ------------------------------------------------------------------

                                                    Average
                                                    Rental
       Markets     Units Revenues Expenses   NOI   Rate (1) Occupancy
    ------------------------------------------------------------------
    New York Metro
1    Area            5,443    2.0%   (6.5%)   6.8%     1.7%      0.3%
2   Los Angeles      7,063    1.8%   (4.7%)   5.1%     1.3%      0.4%
3   South Florida    9,347   (1.3%)  (3.1%)   0.0%    (0.1%)    (1.1%)
4   Seattle/Tacoma   9,060    2.8%   (1.7%)   5.6%     2.5%      0.3%
    DC Northern
5    Virginia        7,286    0.1%   (4.5%)   2.7%    (0.1%)     0.2%
6   Boston           6,124    1.2%   (3.3%)   4.4%    (0.8%)     2.0%
    San Francisco
7    Bay Area        6,242    2.0%   (4.0%)   5.4%     1.5%      0.5%
8   Phoenix          9,343   (0.1%)  (4.4%)   2.4%     0.5%     (0.6%)
9   Denver           8,587    1.6%   (3.5%)   4.6%     1.3%      0.3%
10  Orlando          7,231   (1.1%)  (1.5%)  (0.8%)   (0.8%)    (0.2%)
11  Atlanta          8,496    1.2%   (0.1%)   2.2%     1.3%     (0.1%)
12  San Diego        3,822    1.5%   (3.7%)   4.1%     1.1%      0.4%
    Dallas/Ft
13   Worth           7,301    1.5%   (1.7%)   4.4%     1.2%      0.3%
14  Orange County    3,013    1.4%   (1.1%)   2.5%     1.5%     (0.1%)
    New England
15   (excl Boston)   5,597    2.0%   (1.0%)   4.7%     1.0%      0.9%
    Inland Empire
16   CA              4,355    0.8%   (3.9%)   3.0%     1.1%     (0.3%)
    Suburban
17   Maryland        4,041    1.6%  (10.5%)  10.9%     1.4%      0.2%
18  Portland OR      3,409    1.6%   (0.1%)   2.6%     0.6%      0.9%
19  Jacksonville     3,231    1.0%   (3.4%)   4.0%     1.1%     (0.1%)
20  Raleigh/Durham   3,640    0.9%    1.1%    0.8%     0.9%      0.0%
                  ----------------------------------------------------
    Top 20 Markets 122,631    1.1%   (3.3%)   3.8%     0.9%      0.1%

        All Other
           Markets  13,603    0.4%   (0.1%)   0.8%     1.2%     (0.8%)
                  ----------------------------------------------------
             Total 136,234    1.0%   (3.1%)   3.6%     1.0%      0.1%
                  ====================================================


(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.


                          EQUITY RESIDENTIAL


                   June YTD 2007 vs. June YTD 2006
                     Same-Store Results by Market



    ------------------------------------------------------------------
                                   Jun YTD 07  Jun YTD 07  Jun YTD 07
                                      % of      Average     Weighted
                                     Actual      Rental     Average
         Markets         Units        NOI       Rate (1)  Occupancy %
    ------------------------------------------------------------------
    New York Metro
1    Area                    5,153        9.2%      $2,544      96.3%
2   Los Angeles              6,221        7.6%       1,682      95.4%
3   Seattle/Tacoma           8,532        6.8%       1,213      94.7%
    DC Northern
4    Virginia                6,662        6.4%       1,429      94.9%
5   South Florida            7,662        6.3%       1,314      93.9%
    San Francisco Bay
6    Area                    5,990        6.2%       1,514      95.8%
7   Boston                   5,596        6.1%       1,733      94.1%
8   Phoenix                  9,023        5.6%         931      94.0%
9   Atlanta                  7,938        4.4%         902      95.5%
10  Denver                   7,555        4.4%         854      95.4%
11  Orlando                  6,473        4.3%       1,038      93.7%
12  San Diego                3,486        3.9%       1,575      94.6%
13  Dallas/Ft Worth          7,151        3.5%         868      94.9%
14  Inland Empire CA         3,712        3.4%       1,321      94.1%
15  Orange County            3,013        3.4%       1,529      95.5%
    New England (excl
16   Boston)                 5,597        3.3%       1,072      94.3%
17  Suburban Maryland        4,041        2.7%       1,070      93.5%
18  Portland OR              3,409        2.0%         910      95.6%
19  Jacksonville             3,231        1.9%         908      94.6%
20  Austin                   3,671        1.6%         815      96.0%
                     -------------------------------------------------
       Top 20 Markets      114,116       93.0%       1,242      94.8%

    All Other Markets       13,280        7.0%         861      95.0%
                     -------------------------------------------------
                Total      127,396      100.0%      $1,202      94.8%
                     =================================================


                         ---------------------------------------------
                              Increase (Decrease) from Prior Year
    ------------------------------------------------------------------

                                                   Average
                                                    Rental
       Markets     Units Revenues Expenses  NOI    Rate (1) Occupancy
    ------------------------------------------------------------------
    New York Metro
1    Area            5,153    6.8%   2.6%    9.1%      6.7%      0.1%
2   Los Angeles      6,221    5.9%   1.3%    8.2%      4.6%      1.2%
3   Seattle/Tacoma   8,532    6.1%   3.5%    7.8%      6.8%     (0.7%)
    DC Northern
4    Virginia        6,662    4.0%  10.5%    0.7%      4.2%     (0.1%)
5   South Florida    7,662    2.1%   6.3%   (0.6%)     3.0%     (0.9%)
    San Francisco
6    Bay Area        5,990    7.0%   3.5%    9.0%      7.0%      0.0%
7   Boston           5,596    2.2%   1.2%    2.8%      1.9%      0.3%
8   Phoenix          9,023    6.4%   4.6%    7.5%      7.6%     (1.0%)
9   Atlanta          7,938    5.1%   3.7%    6.1%      4.5%      0.5%
10  Denver           7,555    4.9%   5.5%    4.5%      4.1%      0.7%
11  Orlando          6,473    2.2%   8.0%   (1.1%)     3.1%     (0.9%)
12  San Diego        3,486    4.2%   0.6%    6.0%      3.6%      0.6%
    Dallas/Ft
13   Worth           7,151    3.2%   1.4%    4.8%      2.8%      0.4%
    Inland Empire
14   CA              3,712    4.5%   4.8%    4.4%      2.9%      1.4%
15  Orange County    3,013    4.7%   2.4%    5.7%      3.8%      0.8%
    New England
16   (excl Boston)   5,597    6.0%   2.3%    9.6%      3.8%      2.0%
    Suburban
17   Maryland        4,041    1.4%   8.4%   (2.9%)     1.9%     (0.5%)
18  Portland OR      3,409    8.2%   2.1%   12.7%      7.7%      0.4%
19  Jacksonville     3,231    2.6%   3.7%    1.9%      3.0%     (0.4%)
20  Austin           3,671    7.7%  (0.4%)  16.7%      6.8%      0.8%
                  ----------------------------------------------------
    Top 20 Markets 114,116    4.8%   3.8%    5.3%      4.6%      0.1%

        All Other
           Markets  13,280    4.8%   3.9%    5.5%      4.4%      0.4%
                  ----------------------------------------------------
             Total 127,396    4.8%   3.8%    5.4%      4.6%      0.1%
                  ====================================================


(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.


                          EQUITY RESIDENTIAL


                   Debt Summary as of June 30, 2007
                        (Amounts in thousands)

                                                             Weighted
                                                  Weighted   Average
                                                  Average   Maturities
                          Amounts (1) % of Total Rates (1)   (years)
                          ----------- ---------- ---------- ----------

Secured                    $3,188,395      34.2%      5.73%       7.4
Unsecured                   6,143,139      65.8%      5.65%       6.7
                          ----------- ---------- ---------- ----------
    Total                  $9,331,534     100.0%      5.68%       6.9
                          =========== ========== ========== ==========

Fixed Rate Debt:
  Secured - Conventional   $2,135,082      22.9%      6.13%       4.2
  Unsecured -
   Public/Private           5,106,127      54.7%      5.64%       6.8
  Unsecured - Tax Exempt      111,390       1.2%      5.06%      21.8
                          ----------- ---------- ---------- ----------
    Fixed Rate Debt         7,352,599      78.8%      5.79%       6.3
                          ----------- ---------- ---------- ----------

Floating Rate Debt:
  Secured - Conventional      435,516       4.7%      7.13%       6.0
  Secured - Tax Exempt        617,797       6.6%      3.20%      20.2
  Unsecured - Public          145,622       1.5%      6.60%       1.9
  Unsecured - Revolving
   Credit Facility            780,000       8.4%      5.65%       4.7
                          ----------- ---------- ---------- ----------
     Floating Rate Debt     1,978,935      21.2%      5.33%       9.4
                          ----------- ---------- ---------- ----------

     Total                 $9,331,534     100.0%      5.68%       6.9
                          =========== ========== ========== ==========

(1) Net of the effect of any derivative instruments. Weighted average rates are for the six months ended June 30, 2007.

Note: The Company capitalized interest of approximately $17.9 million and $7.8 million during the six months ended June 30, 2007 and 2006, respectively. The Company capitalized interest of approximately $10.0 million and $3.8 million during the quarters ended June 30, 2007 and 2006, respectively.




              Debt Maturity Schedule as of June 30, 2007
                        (Amounts in thousands)

                                                   Weighted  Weighted
                                                   Average   Average
                                                    Rates     Rates
                      Floating                     on Fixed  on Total
         Fixed Rate      Rate                % of    Rate      Debt
Year         (1)         (1)       Total    Total  Debt (1)    (1)
------   ----------- ----------- ---------- ------ -------- ----------


2007       $156,908     $40,946    $197,854   2.1%    6.11%      6.30%
2008        470,272     136,471     606,743   6.5%    6.65%      6.56%
2009        457,504     386,711     844,215   9.0%    6.35%      5.37%
2010        279,484       1,654     281,138   3.0%    7.05%      7.05%
2011  (2) 1,475,336      24,150   1,499,486  16.1%    5.55%      5.52%
2012  (3)   890,335     780,000   1,670,335  17.9%    6.09%      5.87%
2013        565,655           -     565,655   6.1%    5.93%      5.93%
2014        504,708           -     504,708   5.4%    5.27%      5.27%
2015        355,491           -     355,491   3.8%    6.41%      6.41%
2016      1,089,241           -   1,089,241  11.7%    5.32%      5.32%
2017+     1,107,665     609,003   1,716,668  18.4%    6.14%      5.66%
         ----------- ----------- ---------- ------ -------- ----------
Total    $7,352,599  $1,978,935  $9,331,534 100.0%    5.91%      5.75%
         =========== =========== ========== ====== ======== ==========

(1) Net of the effect of any derivative instruments. Weighted average rates are as of June 30, 2007.

(2) Includes $650.0 million of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(3) Includes $780.0 million outstanding on the Company's $1.5 billion unsecured revolving credit facility, which matures on February 28, 2012.


                          EQUITY RESIDENTIAL

              Unsecured Debt Summary as of June 30, 2007
                        (Amounts in thousands)

                                               Unamortized
                Coupon   Due          Face      Premium/       Net
                 Rate    Date        Amount    (Discount)    Balance
                ------------------------------------------------------

Fixed Rate
 Notes:
                6.900% 08/01/07       $50,000         $(2)    $49,998
                7.540% 09/01/07(1)      4,286           -       4,286
                4.861% 11/30/07        50,000           -      50,000
                7.500% 08/15/08(1)    130,000           -     130,000
                4.750% 06/15/09(2)    300,000        (537)    299,463
                6.950% 03/02/11       300,000       3,254     303,254
                6.625% 03/15/12       400,000      (1,382)    398,618
                5.500% 10/01/12       350,000      (1,812)    348,188
                5.200% 04/01/13       400,000        (681)    399,319
                5.250% 09/15/14       500,000        (443)    499,557
                6.584% 04/13/15       300,000        (865)    299,135
                5.125% 03/15/16       500,000        (466)    499,534
                5.375% 08/01/16       400,000      (1,685)    398,315
                5.750% 06/15/17       650,000      (5,086)    644,914
                7.125% 10/15/17       150,000        (668)    149,332
                7.570% 08/15/26       140,000           -     140,000
                3.850% 08/15/26(3)    650,000      (7,786)    642,214
Floating Rate
 Adjustments                   (2)   (150,000)          -    (150,000)
                                   -----------------------------------
                                    5,124,286     (18,159)  5,106,127
                                   -----------------------------------

Fixed Rate Tax Exempt
 Notes:
                4.750% 12/15/28(1)     35,600           -      35,600
                5.200% 06/15/29(1)     75,790           -      75,790
                                   -----------------------------------
                                      111,390           -     111,390
                                   -----------------------------------

Floating Rate
 Notes:
                       06/15/09(2)    150,000           -     150,000
FAS 133 Adjustments -
 net                           (2)     (4,378)          -      (4,378)
                                   -----------------------------------
                                      145,622           -     145,622
                                   -----------------------------------

Revolving Credit
 Facility:             02/28/12(4)    780,000           -     780,000
                                   -----------------------------------

Total Unsecured
 Debt                              $6,161,298    $(18,159) $6,143,139
                                   ===================================

(1) Notes are private. All other unsecured debt is public.

(2) $150.0 million in fair value interest rate swaps converts 50% of the 4.750% Notes due June 15, 2009 to a floating interest rate.

(3) Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(4) Represents amount outstanding on the Company's $1.5 billion unsecured revolving credit facility which matures on February 28, 2012.


                          EQUITY RESIDENTIAL

               Selected Unsecured Public Debt Covenants

                                              June 30,    December 31,
                                                2007          2006
                                           -------------- ------------

Total Debt to Adjusted Total Assets (not to
 exceed 60%)                                        49.7%        44.6%


Secured Debt to Adjusted Total Assets (not
 to exceed 40%)                                     17.0%        17.6%


Consolidated Income Available for Debt
 Service to Maximum Annual Service Charges
 (must be at least 1.5 to 1)                        2.28         2.54


Total Unsecured Assets to Unsecured Debt
 (must be at least 150%)                           208.9%       250.6%


These selected covenants relate to ERP Operating Limited Partnership's
 ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.


                          EQUITY RESIDENTIAL

                Capital Structure as of June 30, 2007
    (Amounts in thousands except for share and per share amounts)

    Secured Debt                          $3,188,395    34.2%
    Unsecured Debt                         5,363,139    57.5%
    Revolving
     Credit
     Facility                                780,000     8.3%
                                         ----------- --------
Total Debt                                 9,331,534   100.0%    40.1%

    Common Shares   277,134,550    93.6%
    OP Units         19,040,440     6.4%
                    ----------- --------
Total Shares and OP
 Units              296,174,990   100.0%
Common Share
 Equivalents (see
 below)                 491,520
                    -----------
Total outstanding
 at quarter-end     296,666,510
Common Share Price
 at June 30, 2007        $45.63
                    -----------
                                          13,536,893    97.3%
Perpetual Preferred
 Equity (see below)                          375,000     2.7%
                                         ----------- --------
Total Equity                              13,911,893   100.0%    59.9%

Total Market
 Capitalization                          $23,243,427            100.0%



           Convertible Preferred Equity as of June 30, 2007
    (Amounts in thousands except for share and per share amounts)




                                                             Annual
                                                            Dividend
                       Redemption Outstanding  Liquidation     Per
        Series            Date    Shares/Units    Value     Share/Unit
---------------------- ---------- ------------ ----------- -----------

Preferred Shares:
  7.00% Series E          11/1/98      401,716     $10,043       $1.75
  7.00% Series H          6/30/98       25,534         638        1.75
Junior Preference
 Units:
  8.00% Series B          7/29/09        7,367         184        2.00
                                  ------------ -----------
Total Convertible
 Preferred Equity                      434,617     $10,865



                         Annual     Weighted                 Common
                        Dividend     Average   Conversion     Share
        Series            Amount       Rate       Ratio    Equivalents
---------------------- ----------- ----------- ----------- -----------

Preferred Shares:
  7.00% Series E              $703                  1.1128     447,030
  7.00% Series H                45                  1.4480      36,973
Junior Preference
 Units:
  8.00% Series B                15                1.020408       7,517
                       -----------                         -----------
Total Convertible
 Preferred Equity             $763       7.02%                 491,520


            Perpetual Preferred Equity as of June 30, 2007
    (Amounts in thousands except for share and per share amounts)


                                                             Annual
                                                            Dividend
                      Redemption  Outstanding  Liquidation     Per
       Series             Date    Shares/Units    Value     Share/Unit
--------------------- ----------- ------------ ----------- -----------
Preferred Shares:
     8.60% Series D
      (1)                 7/15/07      700,000    $175,000      $21.50
     8.29% Series K      12/10/26    1,000,000      50,000       4.145
     6.48% Series N       6/19/08      600,000     150,000       16.20
                                  ------------ -----------
  Total Perpetual
   Preferred Equity                  2,300,000    $375,000


                                                 Annual     Weighted
                                                Dividend     Average
       Series                                     Amount       Rate
---------------------                          ----------- -----------
Preferred Shares:
     8.60% Series D
      (1)                                          $15,050
     8.29% Series K                                  4,145
     6.48% Series N                                  9,720
                                               -----------
  Total Perpetual
   Preferred Equity                                $28,915       7.71%


(1) The Company redeemed its Series D Preferred Shares on July 16, 2007 at its cash liquidation value of $175.0 million.


                          EQUITY RESIDENTIAL

        Common Share and Operating Partnership Unit (OP Unit)
                 Weighted Average Amounts Outstanding

                        YTD 2Q07    YTD 2Q06      2Q07        2Q06
                       ----------- ----------- ----------- -----------

Weighted Average
 Amounts Outstanding
 for Net Income
 Purposes:
   Common Shares -
    basic              288,316,068 289,171,660 284,424,108 289,459,922
   Shares issuable
    from assumed
    conversion/
    vesting of:
     - OP Units         19,265,714  20,505,880  19,087,151  20,556,844
     - share options/
      restricted
      shares             4,381,549   4,742,794   4,119,457   4,680,985
                       ----------- ----------- ----------- -----------
   Total Common Shares
    and OP Units -
    diluted            311,963,331 314,420,334 307,630,716 314,697,751

Weighted Average
 Amounts Outstanding
 for FFO Purposes:
   Common Shares -
    basic              288,316,068 289,171,660 284,424,108 289,459,922
   OP Units - basic     19,265,714  20,505,880  19,087,151  20,556,844
                       ----------- ----------- ----------- -----------
   Total Common Shares
    and OP Units -
    basic              307,581,782 309,677,540 303,511,259 310,016,766
   Shares issuable
    from assumed
    conversion/vesting
    of:
     - convertible
      preferred
      shares/units         514,384     614,125     500,257     591,694
     - share options/
      restricted
      shares             4,381,549   4,742,794   4,119,457   4,680,985
                       ----------- ----------- ----------- -----------
   Total Common Shares
    and OP Units -
    diluted            312,477,715 315,034,459 308,130,973 315,289,445

Period Ending Amounts
 Outstanding:
   Common Shares -
    basic              277,134,550
   OP Units - basic     19,040,440
                       -----------
   Total Common Shares
    and OP Units -
    basic              296,174,990


                          EQUITY RESIDENTIAL

             Partially Owned Entities as of June 30, 2007
      (Amounts in thousands except for project and unit amounts)


                                      Consolidated
                  ----------------------------------------------------
                        Development Projects
                  --------------------------------
                   Held for   Completed, Completed
                    and/or       Not        and
                     Under      Stabi-     Stabi-
                  Development lized (4)    lized     Other     Total
                  ----------- ---------- --------- --------- ---------

Total projects(1)          -          2         4        21        27
                  ----------- ---------- --------- --------- ---------

Total units(1)             -        572       977     3,896     5,445
                  ----------- ---------- --------- --------- ---------

Operating
 information for
 the six months
 ended 6/30/07 (at
 100%):
  Operating
   revenue                $5     $1,317    $8,093   $27,801   $37,216
  Operating
   expenses              312      1,552     2,808     9,622    14,294
                  ----------- ---------- --------- --------- ---------
  Net operating
   income (loss)        (307)      (235)    5,285    18,179    22,922
  Depreciation             -      1,383     2,919     6,847    11,149
  Other                    1          -         -        65        66
                  ----------- ---------- --------- --------- ---------
  Operating income
   (loss)               (308)    (1,618)    2,366    11,267    11,707
  Interest and
   other income           28          8        75       600       711
  Interest:
    Expense
     incurred, net      (406)    (1,651)   (1,684)  (10,035)  (13,776)
    Amortization
     of deferred
     financing
     costs               (12)         -       (24)      (55)      (91)
                  ----------- ---------- --------- --------- ---------
Net income (loss)      $(698)   $(3,261)     $733    $1,777   $(1,449)
                  =========== ========== ========= ========= =========


Debt - Secured
 (2):
    EQR Ownership
     (3)            $262,878    $97,596   $61,000  $286,891  $708,365
    Minority
     Ownership             -          -         -    13,321    13,321
                  ----------- ---------- --------- --------- ---------
Total (at 100%)     $262,878    $97,596   $61,000  $300,212  $721,686
                  =========== ========== ========= ========= =========

                                                        Unconsolidated
                                                        --------------

                                                        Institutional
                                                            Joint
                                                           Ventures
                                                        --------------

Total projects(1)                                                  45
                                                        --------------

Total units(1)                                                 10,846
                                                        --------------

Operating
 information for
 the six months
 ended 6/30/07 (at
 100%):
  Operating
   revenue                                                    $52,274
  Operating
   expenses                                                    24,571
                                                        --------------
  Net operating
   income (loss)                                               27,703
  Depreciation                                                 10,790
  Other                                                           191
                                                        --------------
  Operating income
   (loss)                                                      16,722
  Interest and
   other income                                                   269
  Interest:
    Expense
     incurred, net                                            (18,722)
    Amortization
     of deferred
     financing
     costs                                                       (308)
                                                        --------------
Net income (loss)                                             $(2,039)
                                                        ==============


Debt - Secured
 (2):
    EQR Ownership
     (3)                                                     $121,200
    Minority
     Ownership                                                363,600
                                                        --------------
Total (at 100%)                                              $484,800
                                                        ==============



(1) Project and unit counts exclude all uncompleted development projects until those projects are substantially completed. See the Consolidated Development Projects schedule for more detail.

(2) All debt is non-recourse to the Company with the exception of $28.3 million in mortgage bonds on one development project.

(3) Represents the Company's current economic ownership interest.

(4) Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.


                          EQUITY RESIDENTIAL

        Consolidated Development Projects as of June 30, 2007
      (Amounts in thousands except for project and unit amounts)



                                                      Total
                                                       Book
                                                      Value
                                                       Not
                                 Total    Total Book  Placed
                        No. of  Capital    Value To     in     Total
Projects     Location    Units  Cost (1)     Date     Service   Debt
----------------------------------------------------------------------

Projects Under
 Development - Wholly
 Owned:
------------------------
West End     Boston, MA
 Apartments
 (a.k.a.
 Emerson/CRP
 II)                       310    167,953     82,245   82,245        -
Redmond      Redmond, WA
 Ridge                     321     55,457     23,534   23,534        -
77 Hudson    Jersey
              City, NJ     480    269,958     57,702   57,702        -
Crowntree    Orlando, FL
 Lakes                     352     58,628     20,350   20,350        -
Key Isle at  Orlando, FL
 Windermere
 II                        165     29,058     10,474   10,474        -
                        ----------------------------------------------

Projects Under
 Development - Wholly
 Owned                   1,628    581,054    194,305  194,305        -

Projects Under
 Development - Partially
 Owned:
------------------------
Silver       Silver
 Spring       Spring, MD   457    147,454     58,680   58,680   26,035
303 Third    Cambridge,
 Street       MA           531    248,307     79,685   79,685    1,654
City Lofts   Chicago, IL   278     71,109     27,842   27,842    7,827
Alta Pacific Irvine, CA
 (2)                       132     46,416     32,104   32,104   28,260
                        ----------------------------------------------

Projects Under
 Development - Partially
 Owned                   1,398    513,286    198,311  198,311   63,776

                        ----------------------------------------------
Projects Under
 Development             3,026  1,094,340    392,616  392,616   63,776
                        ----------------------------------------------

Land Held for
 Development               N/A          -    313,360  313,360  199,102
                        ----------------------------------------------

Land/Projects Held for
 and/or Under
 Development             3,026  1,094,340    705,976  705,976  262,878
                        ----------------------------------------------

Completed Not Stabilized
 - Wholly Owned:
------------------------
2400 M St    Washington,
 (3)          D.C.         359    111,947    107,880        -        -
Bella Vista  Woodland
 III (4)      Hills, CA    264     73,336     71,220        -        -
Highland     Westwood,
 Glen II (4)  MA           102     21,620     17,220        -    5,000
                        ----------------------------------------------

Projects Completed Not
 Stabilized - Wholly
 Owned                     725    206,903    196,320        -    5,000

Completed Not Stabilized
 - Partially Owned (4):
------------------------
Mozaic       Los
 (a.k.a.      Angeles,
 Union        CA
 Station)                  272     69,661     68,732        -   43,788
Vintage      Ontario, CA   300     54,013     54,013        -   53,808
                        ----------------------------------------------

Projects Completed Not
 Stabilized - Partially
 Owned                     572    123,674    122,745        -   97,596

                        ----------------------------------------------
Projects Completed Not
 Stabilized              1,297    330,577    319,065        -  102,596
                        ----------------------------------------------

Completed and Stabilized
 During the Quarter:
------------------------

                        ----------------------------------------------
Projects Completed and
 Stabilized During the
 Quarter                     -          -          -        -        -
                        ----------------------------------------------


Total
 Projects                4,323 $1,424,917 $1,025,041 $705,976 $365,474
                        ==============================================


NOI CONTRIBUTION FROM
 DEVELOPMENT PROJECTS
Projects Under
 Development
Completed Not Stabilized
Completed and Stabilized
 During the Quarter
Total Development/ Newly
 Stabilized NOI
 Contribution

                                       Percentage Percentage Percentage
Projects             Location           Completed   Leased    Occupied
-----------------------------------------------------------------------

Projects Under Development - Wholly
 Owned:
---------------------------------------
West End Apartments  Boston, MA
 (a.k.a. Emerson/CRP
 II)                                           66%        -         -
Redmond Ridge        Redmond, WA               38%        -         -
77 Hudson            Jersey City, NJ           17%        -         -
Crowntree Lakes      Orlando, FL               14%        -         -
Key Isle at          Orlando, FL
 Windermere II                                 10%        -         -

Projects Under Development - Wholly
 Owned

Projects Under Development - Partially
 Owned:
---------------------------------------
Silver Spring        Silver Spring, MD         30%        -         -
303 Third Street     Cambridge, MA             23%        -         -
City Lofts           Chicago, IL               38%        -         -
Alta Pacific (2)     Irvine, CA                56%        -         -

Projects Under Development - Partially
 Owned

Projects Under Development

Land Held for Development

Land/Projects Held for and/or Under
 Development

Completed Not Stabilized - Wholly
 Owned:
---------------------------------------
2400 M St (3)        Washington, D.C.                    91%       84%
Bella Vista III (4)  Woodland Hills, CA                  20%       16%
Highland Glen II (4) Westwood, MA                         6%        4%

Projects Completed Not Stabilized -
 Wholly Owned

Completed Not Stabilized - Partially
 Owned (4):
---------------------------------------
Mozaic (a.k.a. Union Los Angeles, CA
 Station)                                                64%       55%
Vintage              Ontario, CA                         73%       58%

Projects Completed Not Stabilized -
 Partially Owned

Projects Completed Not Stabilized

Completed and Stabilized During the
 Quarter:
---------------------------------------

Projects Completed and Stabilized
 During the Quarter


Total Projects

                                         Total     Q2 2007
                                         Capital
NOI CONTRIBUTION FROM DEVELOPMENT       Cost (1)     NOI
 PROJECTS
                                       ---------------------
Projects Under Development             $1,094,340       $(3)
Completed Not Stabilized                  330,577     1,911
Completed and Stabilized During the
 Quarter                                        -         -
                                       ---------------------
Total Development/ Newly Stabilized NOI
 Contribution                          $1,424,917    $1,908
                                       =====================

                                            Estimated     Estimated
                                            Completion   Stabilization
Projects              Location                 Date          Date
----------------------------------------------------------------------

Projects Under Development - Wholly Owned:
------------------------------------------
West End Apartments   Boston, MA                 2Q 2008       1Q 2009
 (a.k.a. Emerson/CRP
 II)
Redmond Ridge         Redmond, WA                2Q 2008       3Q 2010
77 Hudson             Jersey City, NJ            3Q 2009       4Q 2010
Crowntree Lakes       Orlando, FL                3Q 2008       3Q 2009
Key Isle at           Orlando, FL                4Q 2008       1Q 2009
 Windermere II

Projects Under Development - Wholly Owned

Projects Under Development - Partially
 Owned:
------------------------------------------
Silver Spring         Silver Spring, MD          4Q 2008       3Q 2010
303 Third Street      Cambridge, MA              3Q 2008       1Q 2010
City Lofts            Chicago, IL                3Q 2008       2Q 2009
Alta Pacific (2)      Irvine, CA                 4Q 2007       3Q 2008

Projects Under Development - Partially
 Owned

Projects Under Development

Land Held for Development

Land/Projects Held for and/or Under
 Development

Completed Not Stabilized - Wholly Owned:
------------------------------------------
2400 M St (3)         Washington, D.C.         Completed       3Q 2007
Bella Vista III (4)   Woodland Hills, CA       Completed       1Q 2008
Highland Glen II (4)  Westwood, MA             Completed       1Q 2008

Projects Completed Not Stabilized - Wholly
 Owned

Completed Not Stabilized - Partially Owned
 (4):
------------------------------------------
Mozaic (a.k.a. Union  Los Angeles, CA          Completed       1Q 2008
 Station)
Vintage               Ontario, CA              Completed       1Q 2008

Projects Completed Not Stabilized -
 Partially Owned

Projects Completed Not Stabilized

Completed and Stabilized During the
 Quarter:
------------------------------------------

Projects Completed and Stabilized During the Quarter


Total Projects


NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS
Projects Under Development
Completed Not Stabilized
Completed and Stabilized During the
 Quarter
Total Development/ Newly Stabilized NOI
 Contribution




(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2) Debt is primarily tax-exempt bonds that are entirely outstanding, with $15.0 million held in escrow by the lender and released as draw requests are made. This amount is classified as deposits - restricted in the consolidated balance sheets at 6/30/07.

(3) EQR acquired its partner's interest on 4/28/06 and now wholly-owns the property. Total Book Value to Date does not include additional purchase consideration of $30.7 million.

(4) Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.


                          EQUITY RESIDENTIAL

   Consolidated Condominium Conversion Projects as of June 30, 2007
      (Amounts in thousands except for project and unit amounts)




                                                    Units
                                       -------------------------------
                                                      Available for
                                                            Sale
                                                     -----------------
                     Project
                      Start  Estimated                Sold
                      Date     Close         Units     Not
Projects   Location    (1)    Out Date Total Closed  Closed Available
----------------------------------------------------------------------

For Sale
----------
Milano     Scotts-   Q2 2005  Q4 2007
 Terrace   dale, AZ                      224     192       8        24
South Palm Tamarac,  Q2 2005  Q4 2007
 Place      FL                           208     180       7        21
Chante-    Naper-    Q4 2005  Q4 2007
cleer      ville, IL
 Lakes                                   304     265       4        35
Parkside   Seattle,  Q4 2005  Q3 2007
            WA                            44      43       -         1
Park       Blooming- Q2 2006  Q1 2008
 Blooming- dale, IL
dale                                     250     133      13       104
Belle Arts Bellevue, Q4 2006  Q1 2008
            WA                           128      81       3        44
Pacific    Playa Del Q3 2006  Q4 2007
 Cove       Ray, CA                       80      57      18         5
Arrington  Issaquah, Q1 2007  Q3 2008
 Place      WA                           130       -      26       104
Dania      Dania     Q2 2007  Q1 2009
 Beach      Beach,
 Club       FL                           240       -       -       240
Sage       Everett,  Q2 2007  Q3 2008
            WA                           123       -       -       123
                                       -------------------------------

                                       1,731     951      79       701

Closed Out
----------
Timber     Woodin-   Q1 2005  Q1 2007
 Ridge     ville, WA                     203     203       -         -
Braewood   Bothell,  Q2 2005  Q1 2007
            WA                            84      84       -         -
Fairway    Pembroke  Q1 2005  Q2 2007
 Greens     Pines,
            FL                           152     152       -         -
Fifth      Seattle,  Q2 2005  Q2 2007
 Avenue     WA
 North                                    62      62       -         -
Projects
 closed
 out prior
 to 2007                               3,744   3,744       -         -
                                       -------------------------------

                                       4,245   4,245       -         -

Totals                             14  5,976   5,196      79       701
                                       ===============================


Gross incremental
 gain on sales of
 condominium units
 (3)
Provision for income
 taxes
Net incremental gain
 on sales of
 condominium units
 (3)
Corporate overhead
 (property
 management expense)
Other expenses
Discontinued
 operating income
 (loss)
Operating income of
 halted conversions

Net Income -
 Condominium
 Division (2)

                                          2007 YTD Activity
                                --------------------------------------

                                                               FFO
                                                           Incremental
                                                             Gain on
Projects     Location           Units Closed Sales Price     Sale (3)
----------------------------------------------------------------------

For Sale
------------
Milano       Scotts-
 Terrace     dale, AZ                     39 $      9,498 $     1,612
South Palm   Tamarac, FL
 Place                                    71       14,428         892
Chante-      Naper-
cleer Lakes  ville, IL                    59        9,298       1,508
Parkside     Seattle, WA                   7        2,680          33
Park         Blooming-
 Blooming-   dale, IL
dale                                      55        8,469         887
Belle Arts   Bellevue, WA                 81       26,886       3,707
Pacific Cove Playa Del Ray, CA            57       27,756       4,094
Arrington    Issaquah, WA
 Place                                     -            -           -
Dania Beach  Dania Beach, FL
 Club                                      -            -           -
Sage         Everett, WA                   -            -           -
                                --------------------------------------

                                         369       99,015      12,733

Closed Out
------------
Timber Ridge Woodin-
             ville, WA                     4        1,059         435
Braewood     Bothell, WA                   2          573          22
Fairway      Pembroke Pines, FL
 Greens                                    2          410         142
Fifth Avenue Seattle, WA
 North                                     6        2,001         311
Projects
 closed out
 prior to
 2007                                      -            -         (56)
                                --------------------------------------

                                          14        4,043         854

Totals                                   383 $    103,058 $    13,587
                                ======================================


Gross incremental gain on sales
 of condominium units (3)                                 $    13,587
Provision for income taxes                                          7
                                                           -----------
Net incremental gain on sales
 of condominium units (3)                                      13,594
Corporate overhead (property
 management expense)                                           (2,442)
Other expenses                                                   (218)
Discontinued operating income
 (loss)                                                        (2,578)
Operating income of halted
 conversions                                                    1,170
                                                           -----------

Net Income - Condominium
 Division (2)                                             $     9,526
                                                           ===========

                                               2Q 2007
                               ---------------------------------------

                                                               FFO
                                                           Incremental
                                                             Gain on
Projects     Location          Units Closed  Sales Price     Sale (3)
----------------------------------------------------------------------

For Sale
------------
Milano       Scotts-
 Terrace     dale, AZ                    10 $       2,490 $       355
South Palm   Tamarac, FL
 Place                                   37         7,554         367
Chante-      Naper-
cleer Lakes  ville, IL                   44         7,001       1,186
Parkside     Seattle, WA                  1           470          (3)
Park         Blooming-
 Blooming-   dale, IL
dale                                     29         4,477         564
Belle Arts   Bellevue, WA                45        15,159       2,242
Pacific Cove Playa Del Ray, CA           57        27,756       4,094
Arrington    Issaquah, WA
 Place                                    -             -           -
Dania Beach  Dania Beach, FL
 Club                                     -             -           -
Sage         Everett, WA                  -             -           -
                               ---------------------------------------

                                        223        64,907       8,805

Closed Out
------------
Timber Ridge Woodin-
             ville, WA                    -             -         (16)
Braewood     Bothell, WA                  -             -         (69)
Fairway      Pembroke Pines,
 Greens       FL                          2           410         146
Fifth Avenue Seattle, WA
 North                                    1           461          89
Projects
 closed out
 prior to
 2007                                     -             -         (52)
                               ---------------------------------------

                                          3           871          98

Totals                                  226 $      65,778 $     8,903
                               =======================================


Gross incremental gain on
 sales of condominium units
 (3)                                                      $     8,903
Provision for income taxes                                         (1)
                                                           -----------
Net incremental gain on sales
 of condominium units (3)                                       8,902
Corporate overhead (property
 management expense)                                           (1,216)
Other expenses                                                   (147)
Discontinued operating income
 (loss)                                                        (1,223)
Operating income of halted
 conversions                                                    1,083
                                                           -----------

Net Income - Condominium
 Division (2)                                             $     7,399
                                                           ===========



(1)Project start date represents the date that each respective property was acquired by the taxable REIT subsidiary and included in discontinued operations.

(2)Excludes interest income, interest expense and certain other items specific to condominium conversion projects that ultimately eliminate in consolidation. Also excludes depreciation expense on halted conversions (active conversions are not depreciated).

(3)Amounts are net of $1,191,000 and $732,000 in reserves for potential homeowners' disputes for the six months and quarter ended June 30, 2007, respectively.


                          EQUITY RESIDENTIAL
  Maintenance Expenses and Capitalized Improvements to Real Estate
               For the Six Months Ended June 30, 2007
    (Amounts in thousands except for unit and per unit amounts)




                            ------------------------------------------
                                       Maintenance Expenses
                            ------------------------------------------

                     Total           Avg.          Avg.           Avg.
                     Units  Expense  Per  Payroll  Per            Per
                      (1)     (2)    Unit   (3)    Unit  Total    Unit
                    ------- ------------- ------------- --------------

Established
 Properties (6)     114,823 $42,472  $370 $36,949  $322  $79,421  $692

New Acquisition
 Properties (7)      25,909   9,810   412   7,976   335   17,786   747

Other (8)             7,333   6,730         6,100         12,830
                    ------- -------       -------       --------

Total               148,065 $59,012       $51,025       $110,037
                    ======= =======       =======       ========





                 -----------------------------------------------------
                        Capitalized Improvements to Real Estate
                 -----------------------------------------------------

                                Avg.   Building    Avg.           Avg.
                 Replacements   Per  Improvements  Per            Per
                      (4)       Unit     (5)       Unit  Total    Unit
                 ------------------- ------------------ --------------

Established
 Properties (6)        $19,495  $170      $37,141  $323  $56,636  $493

New Acquisition
 Properties (7)          4,096   172       27,987 1,176   32,083 1,348

Other (8)                9,486             19,640         29,126
                 -------------       ------------       --------

Total                  $33,077            $84,768       $117,845
                 =============       ============       ========





                                                    ------------------
                                                    Total Expenditures
                                                    ------------------

                                                                 Avg.
                                                                 Per
                                                    Grand Total  Unit
                                                    ------------------

Established Properties (6)                             $136,057 $1,185

New Acquisition Properties (7)                           49,869  2,095

Other (8)                                                41,956
                                                    -----------

Total                                                  $227,882
                                                    ===========





(1) Total units exclude 10,846 unconsolidated units and 3,621 military housing (fee managed) units.
(2) Maintenance expenses include general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.
(3) Maintenance payroll includes employee costs for maintenance, cleaning, housekeeping, and landscaping.
(4) Replacements include new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.
(5) Building improvements include roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.
(6) Wholly Owned Properties acquired prior to January 1, 2005.
(7) Wholly Owned Properties acquired during 2005, 2006 and 2007. Per unit amounts are based on a weighted average of 23,807 units.
(8) Includes properties either partially owned or sold during the period, commercial space, corporate housing, condominium conversions and $9.8 million included in building improvements spent on fifteen specific assets related to major renovations and repositioning of these assets.


                          EQUITY RESIDENTIAL
                       Discontinued Operations
                        (Amounts in thousands)

                                Six Months Ended,     Quarter Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               ------------------- -------------------

REVENUES
Rental income                   $31,880  $164,992    $8,591   $75,261
                               --------- --------- --------- ---------
     Total revenues              31,880   164,992     8,591    75,261
                               --------- --------- --------- ---------

EXPENSES (1)
Property and maintenance         15,469    56,322     6,523    26,571
Real estate taxes and
 insurance                        4,695    22,000     1,224    10,014
Property management                 272     5,937        69     3,146
Depreciation                      7,689    39,789     2,035    17,930
General and administrative           11       482         9       271
Impairment                            -       351         -       125
                               --------- --------- --------- ---------
     Total expenses              28,136   124,881     9,860    58,057
                               --------- --------- --------- ---------

Discontinued operating income
 (loss)                           3,744    40,111    (1,269)   17,204

Interest and other income           130     1,134        43       154
Interest (2):
     Expense incurred, net       (1,897)  (15,864)     (987)   (5,982)
     Amortization of deferred
      financing costs            (1,322)     (763)   (1,305)     (604)
                               --------- --------- --------- ---------

Discontinued operations             655    24,618    (3,518)   10,772
Minority Interests - Operating
 Partnership                        (41)   (1,620)      218      (707)
                               --------- --------- --------- ---------
Discontinued operations, net
 of minority interests              614    22,998    (3,300)   10,065
                               --------- --------- --------- ---------

Net gain on sales of
 discontinued operations        385,323   502,297   273,556   129,796
Minority Interests - Operating
 Partnership                    (23,967)  (33,051)  (16,988)   (8,515)
                               --------- --------- --------- ---------
Gain on sales of discontinued
 operations, net of minority
 interests                      361,356   469,246   256,568   121,281
                               --------- --------- --------- ---------

Discontinued operations, net
 of minority interests         $361,970  $492,244  $253,268  $131,346
                               ========= ========= ========= =========



(1) Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.


                          EQUITY RESIDENTIAL
         Additional Reconciliations and Non-Comparable Items
             (Amounts in thousands except per share data)
                   (All per share data is diluted)

                         FFO Reconciliations

                                                 FFO Reconciliations
                                                 Guidance Midpoint Q2
                                                2007 to Actual Q2 2007
                                                ----------------------
                                                  Amounts    Per Share
                                                ------------ ---------

 Guidance midpoint Q2 2007 FFO - Diluted (1)
  (2)                                              $177,245    $0.564
 Property NOI                                        (1,923)   (0.006)
 General and administrative expense                     518     0.002
 Florida litigation reserve reduction (general
  and administrative expense)                            42         -
 Interest and other income                            2,245     0.007
 Interest expense (excluding debt
  extinguishment):
      Share repurchase and transaction timing        (2,851)   (0.009)
      Capitalized interest, floating rates and
       other                                            425     0.001
 Amortization of deferred financing costs
  (excluding debt extinguishment)                       (78)        -
 Prepayment penalties on debt extinguishment            619     0.002
 Write-off of unamortized deferred financing
  costs on debt extinguishment                          861     0.003
 Net income - Condominium division (after
  taxes/overhead/operations)                          3,000     0.010
 Gain on sale of vacant land                          4,516     0.015
 Other (primarily ECH NOI and impairment)               192         -
 Weighted average share count adjustment                  -     0.011

                                                ------------ ---------
 Actual Q2 2007 FFO - Diluted (1) (2)              $184,811    $0.600
                                                ============ =========


                       Non-Comparable Items (3)

                                   Six Months Ended   Quarter Ended
                                        June 30,          June 30,
                                   ----------------- -----------------
                                     2007     2006     2007     2006
                                   -------- -------- -------- --------

 Florida litigation reserve
  reduction (general and
  administrative expense)           $1,667   $2,843      $42   $2,843
 Performance shares (general and
  administrative expense)             (219)  (1,571)    (179)    (140)
 Impairment (including
  discontinued operations)            (394)  (1,156)    (158)    (364)
 Prepayment penalties on debt
  extinguishment                    (3,041)  (2,892)  (2,900)     (25)
 Write-off of unamortized deferred
  financing costs on debt
  extinguishment                    (3,828)  (1,542)  (3,110)    (555)
 Gain on debt extinguishment             -      782        -        -
 Premium on redemption of
  Preference Interests                   -     (683)       -       (9)
 Net gain on sales of land parcels   4,516      246    4,516      246
 Net incremental gain on sales of
  condominium units                 13,594   18,553    8,902   11,426
                                   -------- -------- -------- --------
 Net non-comparable items (3)      $12,295  $14,580   $7,113  $13,422
                                   ======== ======== ======== ========




 Note: See page 28 for definitions, footnotes and reconciliations of EPS to FFO.


                          EQUITY RESIDENTIAL
The earnings guidance/projections provided below are based on current expectations and are forward-looking.


              2007 Earnings Guidance (per share diluted)
----------------------------------------------------------------------

                                           Q3 2007          2007
                                       --------------- ---------------

Expected FFO (1) (2)                    $0.54 to $0.58  $2.25 to $2.35


                     2007 Same-Store Assumptions
----------------------------------------------------------------------
Physical occupancy                                          95.0%
Revenue change                                         3.75% to 4.25%
Expense change                                         2.50% to 3.00%
NOI change                                             4.50% to 5.25%
(Note: 30 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

                     2007 Transaction Assumptions
----------------------------------------------------------------------
Acquisitions                                            $1.75 billion
Dispositions                                            $1.75 billion
Capitalization rate spread                               100 basis
                                                            points

                        2007 Debt Assumptions
----------------------------------------------------------------------
Weighted average debt outstanding                      $9.2 billion -
                                                         $9.6 billion
Weighted average interest rate (reduced
 for capitalized interest and
      including prepayment penalties)                       5.35%
Interest expense (including                            $495.0 million
 discontinued operations)                                 - $510.0
                                                           million

                   2007 Preferred Share Assumptions
----------------------------------------------------------------------
Series D Preferred Shares:
---------------------------------------
Redemption timing                                         July 2007
Liquidation value                                      $175.0 million
Premium on redemption (non-cash)                        $6.1 million

               2007 Condominium Conversion Assumptions
----------------------------------------------------------------------
Net incremental gain on sales of                       $19.6 million -
 condominium units                                      $25.9 million
Net income - Condominium division                      $12.6 million -
 (after taxes/overhead/operations)                      $21.0 million
Number of condominium unit sales                       600 units - 850
                                                            units

                   2007 Other Guidance Assumptions
----------------------------------------------------------------------
General and administrative expense                     $46.0 million -
                                                        $49.0 million
Interest and other income                              $20.0 million -
                                                        $25.0 million
Net gain (loss) on sales of land                        $4.5 million
 parcels (all recorded in Q2 2007)
Weighted average Common Shares and OP                   306.0 million
 Units - Diluted




Note: See page 28 for definitions, footnotes and reconciliations of EPS to FFO.


                          EQUITY RESIDENTIAL
The earnings guidance/projections provided below are based on current expectations and are forward-looking.


          Reconciliations of EPS to FFO for Pages 26 and 27

             (Amounts in thousands except per share data)
                   (All per share data is diluted)

                                                   Expected  Expected
                                Expected Q2 2007    Q3 2007    2007
                                Amounts  Per Share Per Share Per Share
                               --------- --------- --------- ---------

                                                   $1.79 to  $3.35 to
Expected EPS - Diluted (4)     $306,700    $0.975    $1.83     $3.45
Add: Expected depreciation
 expense                        154,530     0.492      0.52      2.05
Less: Expected net gain on
 sales (4)                     (283,985)   (0.903)    (1.77)    (3.15)

                               --------- --------- --------- ---------
                                                   $0.54 to  $2.25 to
Expected FFO - Diluted (1) (2) $177,245    $0.564    $0.58     $2.35
                               ========= ========= ========= =========


              Definitions and Footnotes for Pages 26 and 27

(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002
     White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and OP Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States.
     The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Minority Interests - Operating Partnership". Subject to certain restrictions, the Minority Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.
(2) The Company believes that FFO and FFO available to Common Shares and OP Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and OP Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO and FFO available to Common Shares and OP Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO and FFO available to Common Shares and OP Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO and FFO available to Common Shares and OP Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.
(3) Non-comparable items are those items included in FFO that by their nature are not comparable from period to period, such as net incremental gain on sales of condominium units, impairment charges, debt extinguishment costs and redemption premiums on Preferred Shares/Preference Interests.
(4) Earnings per share ("EPS") represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected EPS is calculated on a basis consistent with actual EPS. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

    CONTACT: Equity Residential
             Marty McKenna, 312-928-1901